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                                                                   EXHIBIT 10.15

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, by and between Barry Sherman, M.D. (the "Employee") and Anergen, Inc., a California corporation (the "Company"), shall become effective as of May 27, 1996.

         In consideration of the mutual covenants herein contained, and in consideration of the employment of Employee by the Company, the parties agree as follows:

         1.       Duties and Scope of Employment.

                  (a) Position. The Company agrees to employ the Employee under the terms of this Agreement in the position of President and Chief Executive Officer. Employee shall report to the Board of Directors. In addition, Employee shall be elected to the Board of Directors of the Company as of the effective date and shall be nominated for re-election at each meeting of the shareholders where directors are elected during the term of this Agreement. Employee agrees to resign from the Board of Directors upon termination of employment with the Company.

                  (b) Obligations and Duties. During the term of this Agreement, the Employee shall devote his full business efforts and time to the Company and shall use his best efforts to promote and protect the business interests of the Company. Specifically, Employee's responsibilities will be to manage the operations of the Company; to build and maintain an outstanding and harmonious working team of both scientific and business employees; to secure, promote and maintain the appropriate financing and capital structure of the Company; to manage and direct the strategic development of the Company's business plan and its implementation; and to oversee the overall scientific affairs of the Company. The foregoing, however, shall not preclude the Employee from engaging in appropriate civic, charitable or religious activities or from devoting a reasonable amount of time to private investments, writing of books, journals and/or articles, and making public appearances or from serving on the boards of directors of other entities, as long as such activities and service do not interfere or conflict with his responsibilities to the Company and do not represent business conflicts with the Company's business.

                  (c) Rules, Regulations and Policies. Employee shall comply with all of the Company's reasonable rules and regulations applicable to the employees of the Company and with all of the Company's reasonable policies established by its management and Board of Directors.

         2. Compensation. Beginning on the effective date of this Agreement, the Employee shall be paid a base salary (the "Base Compensation") of $250,000 annually, paid in bi-monthly payments. Employee shall also be eligible at the end of 12 months to receive a performance bonus of up to 25% of the Base Compensation at the direction of the Board of Directors. The bonus shall be determined based upon full or partial completion of reasonable goals established by mutual agreement between the Employee and the Board of Directors. The Employee's base salary and bonus shall be reviewed by the Board of Directors for possible increases annually.
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         3.       Employee Benefits.

                  (a) General. During the term of his employment under this Agreement, Employee will be entitled to receive all employee benefits currently and hereafter provided to senior management at the Company including medical, dental, and life insurance so long as and to the extent these benefits exist, provided that Employee is otherwise eligible and insurable in accordance to the terms of such plan(s), and subject in each case to the generally applicable terms and conditions of the plan or program in question and to the administrative determinations of any committee or the Board of Directors administering such plan or program. Employee will be eligible for participation in the Company's Employee Stock purchase plan on the next enrollment date, which is October 1, 1996. Employee may participate in the Company's 401(k) plan beginning on July 1, 1997, which is the next enrollment date after one year from date of employment. The Board will provide Employee with an equivalent benefit to offset any loss resulting from unavailability of immediate enrollment in the plan.

                  (b) Stock Awards. Through the Company Stock Option Plan, Employee will be granted options to acquire an aggregate 400,000 shares of Common Stock of the Company at a price per share on May 14, 1996, the date of acceptance of employment. These options will vest over a four-year period at the rate of 6/48th of the shares after 6 months, and 1/48th per share per month thereafter. The options will be subject to the standard terms and conditions under the stock option plan.

         4. Business Expenses and Travel. During the term of his employment under this Agreement, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

         5. Definitions. As used herein, the following definitions shall apply:

                  (a) "Cause" shall mean the termination of employment of Employee shall have taken place as a result of (i) Employee's continued failure to substantially perform his principal duties (other than as a result of Disability) after thirty (30) days' written notice from the Company specifying the nature of Employee's failure and demanding that such failure be remedied;
(ii) Employee's material and continuing breach of his obligations to the Company set forth in this Agreement or the Proprietary Information Agreement after thirty (30) days' written notice from the Company specifying the nature of Employee's breach and demanding that such breach be remedied (unless such breach by its nature cannot be cured, in which case notice and an opportunity to cure shall not be required); (iii) Employee's being convicted of a felony or (iv) act or acts of dishonesty undertaken by Employee and intended to result in substantial gain or personal enrichment of Employee at the expense of the Company.

                  (b) "Change in Control" shall mean the occurrence of any of the following events:

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                           (i)      The stockholders of the Company approve a
merger or consolidation of the Company with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or such surviving entity's parent outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets, except a sale to an entity of which at least fifty percent (50%) of the total voting power represented by the voting securities of such entity are held by stockholders of the Company at the time of such sale.

                           (ii)     The acquisition by any Person as Beneficial
Owner (as such terms are defined in the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities.

                           (iii)    A majority of the Board of Directors of the
Company in office at the beginning of any thirty-six (36) month period is replaced during the course of such thirty-six (36) month period (other than by voluntary resignation of individual directors in the ordinary course of business) and such replacement was not initiated by the Board of Directors of the Company as constituted at the beginning of such thirty-six (36) month period and as changed during such period to add directors approved by the incumbent Board of Directors.

                  (c) "Constructive Termination" shall mean (i) a material reduction in Employee's salary, title, bonus opportunity or benefits not agreed to by Employee (except in connection with a decrease to be applied because the Company's performance has decreased and which is also applied to other officers, and excluding the substitution of substantially equivalent compensation and benefits), (ii) a significant reduction in Employee's responsibilities not agreed to by Employee, or (iii) a change in reporting from the Board of Directors to another officer.

                  (d) "Disability" shall mean that the Employee, at the time notice is given, has been unable to perform his duties under this Agreement for a period of not less than ninety (90) days consecutively as the result of his incapacity due to physical or mental illness. In the event that the Employee resumes the performance of substantially all of his duties hereunder before the termination of his employment under Section 6(b)(iii) becomes effective, the notice of termination shall automatically be deemed to have been revoked.

         6.       Termination of Employment.

                  (a) Termination by the Company. The Company may terminate Employee's employment at any time, for any reason or for no reason, with fifteen
(15) days advance notice in writing.

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                           (i)      Termination Without Cause. If the Company
terminates Employee's employment for any reason whatsoever, including a Constructive Termination, and other than voluntary termination of Employment or Termination for Cause, the provisions of Section 7(a) shall apply.

                           (ii)     Termination for Cause. If the Company
terminates Employee's employment for Cause, the provisions of Section 7(b) shall apply.

                           (iii)    Termination on Death or Disability. If the
Company terminates Employee's employment as a result of Employee's Death or Disability, the provisions of Section 7(c) shall apply.

                           (iv)     Constructive Termination. If any of the
circumstances which are described in Section 5(c) occur when the Company terminates Employee's employment, the Employee shall be deemed to be terminated without Cause and the provisions of Section 7(a) shall apply.

                  (b) Voluntary Termination by the Employee. The Employee may terminate his employment voluntarily by giving the Company thirty (30) days' advance notice in writing, at which time the provisions of Section 7(b) shall apply. However, if the Employee terminates his employment pursuant to this
Section 6(b) as a result of a Constructive Termination, the provisions of
Section 7(a) shall apply, provided the Employee has provided written notice to the Company reasonably specifying the reasons why a Constructive Termination has occurred and the Company has not cured (retroactively where possible) such Constructive Termination within twenty (20) days after receipt of such notice.

                  (c) Waiver of Notice. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement in this Section 6.

         7.       Payments Upon Termination of Employment.

                  (a) Payments Upon Termination Pursuant to Section 6(a)(i) and Constructive Termination. If, during the term of this Agreement, the Employee's employment is terminated by the Company pursuant to Section 6(a)(i) or voluntarily by Employee under Section 6(b) as a result of a Constructive Termination, the Employee shall be entitled to receive the following:

                           (i)      Severance Payment. The Company shall
continue to pay to the Employee his Base Compensation and provide medical, dental and life insurance benefits for twelve (12) months following termination (the "Severance Payment"). Such Base Compensation amount shall be determined with reference to the Base Compensation in effect for the month in which the date of employment termination occurs.

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                           (ii)     Stock Options. The stock options referred to
in Section 3(b) shall be exercisable to the extent that reflects an additional twelve (12) months of vesting from the date of termination. Employee shall have six (6) months from the date of termination of employment in which to exercise any non-qualified stock option and three (3) months from the date of termination of employment to exercise any incentive stock option.

                           (iii)    Method of Payment. The Severance Payment
shall be made in monthly installments.

                           (iv)     Payment in Lieu of Contract Damages. The
Severance Payment shall be in lieu of any further payments to the Employee and any further accrual of benefits with respect to periods subsequent to the date of the employment termination.

                           (v)      No Duty To Mitigate. The Employee shall not
be required to mitigate the amount of any payment contemplated by this Section 7(a) (whether by seeking new employment or in any other manner).

                  (b) Termination By Company for Cause or Voluntary Termination. If the Employee's employment is terminated pursuant to Section 6(a)(ii) or voluntarily (other than a Constructive Termination) pursuant to
Section 6(b), no compensation or payments will be paid or provided to the Employee for the periods following the date when such a termination of employment is effective. Notwithstanding the preceding sentence, the Employee's rights under the benefit plans and option agreements of the Company shall be determined under the provisions of those plans and agreements, provided Employee shall have six (6) months from the date of termination of employment in which to exercise any non-qualified stock option and three (3) months from the date of termination of employment to exercise any incentive stock option in each case to the extent such options are exercisable as of the date of termination.

                  (c) Termination on Death or Disability. If the Employee's employment is terminated because of Employee's Death or Disability (as defined in Section 3(c) herein), then no payments for the period following such termination shall be owed under this Agreement and Employee shall receive severance and disability payments as provided in the Company's standard benefit plans. Employee's stock options shall be exercisable as provided in the option agreement.

                  (d) Termination After a Change in Control. In the event that after a Change in Control the Employee's employment is terminated pursuant to Section 6(a)(i) or voluntarily by Employee under Section 6(b) as a result of a Constructive Termination, then the provisions of Section 7(a) shall apply except that the accelerated vesting of the exercisability of stock options shall be twenty-four (24) months instead of twelve (12) months or such longer period than twenty-four (24) months for which accelerated vesting may be granted without incurring Federal excise tax imposed pursuant to Section 4996 of the Internal Revenue Code (or without increasing any such excise tax otherwise payable without regard to such additional vesting), and provided Employee shall receive acceleration of less options than twenty-four (24) months if Employee would receive a greater

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after tax benefit as a result of any such excise tax than if Employee received acceleration of the full twenty-four (24) months.

         8. Proprietary Information. The Employee agrees to comply fully with the Company's policies relating to non-disclosure of the Company's trade secrets and proprietary information and processes, as set out in the Proprietary Information Agreement set out as Exhibit B hereto.

         9. Non-Competition. For the twelve (12) month period after termination of this Agreement for any reason, Executive shall not provide services, whether for compensation or otherwise, as an officer, director, employee, consultant or in any other capacity to any person or company that competes with the products, projects or technology which on the date of termination are actively being pursued by the Company for the diagnosis, prevention or treatment of disease. In this regard, Executive acknowledges that this period of time, scope of business and geographic extent are reasonably necessary to protect the legitimate business interest of the Company. In the event Executive breaches this Section, Executive agrees that all obligations of the Company to make the Severance Payment and to accelerate options upon the termination shall immediately terminate and Executive shall repay any amounts paid to Executive after the date Executive breached this Section and return any shares issued upon exercise of any options which were accelerated. The foregoing shall be the sole remedy for any breach of this provision.

         10. No Conflicts. Employee covenants that he is not subject to any agreement or obligation that conflicts with or would be breached by the provisions of this Agreement.

         11.      Successors.

                  (a) Company's Successors. The Company shall require in any agreement through which any successor to the Company (whether directly or indirectly and whether by purchase, lease, merger, consolidation, liquidation or otherwise) acquires all or substantially all of the Company's business and/or assets such successor to assume this Agreement and agree expressly to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by this Agreement by operation of law.

                  (b) Employee's Successors. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         12. Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or five days after being mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall

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be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Chief Executive Officer.

         13. Termination of Agreement. This Agreement shall terminate upon the earlier of (i) the date that all obligations of the parties hereunder have been satisfied or (ii) May __, 2000. A termination of this Agreement pursuant to the preceding sentence shall be effective for all purposes, except that such termination shall not affect the payment or provision of compensation or benefits on account of a termination of employment occurring prior to or upon the termination of this Agreement. No payments under this Agreement shall be required for any termination of employment occurring after May __, 2000. The parties contemplate that at the end of the four year term of this Agreement, the parties will negotiate a new agreement for a further term of employment. In the event that a new agreement is not reached between the parties, this Agreement shall continue to govern the terms of Employee's employment until a new agreement is entered into.

         14.      Miscellaneous Provisions.

                  (a) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by the Chief Executive Officer or a director of the Company authorized by the Board of Directors. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

                  (b) Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof, except for the Indemnification Agreement and Proprietary Information Agreement between the Employee and the Company, each of which shall remain in full force and effect notwithstanding termination of this Agreement. This Agreement shall supersede the provisions regarding acceleration of vesting after a Change in Control as defined and provided in any stock options.

                  (c) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

                  (d) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

                  (e) Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in San Mateo County, California, in accor dance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

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                  (f)      No Assignment of Benefits. The rights of any person
to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (f) shall be void.

                  (g) Employment At Will; Limitation of Remedies. The Company and the Employee acknowledge that the Employee's employment is at will, as defined under applicable law. If the Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement.

                  (h) Employment Taxes. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

                  (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

                                           ANERGEN, INC.

/s/ BARRY M. SHERMAN, M.D.                 By: /s/ NICOLE VITULLO
-----------------------------                 ----------------------------------
Barry M. Sherman, M.D.
                                           Print Name: Nicole Vitullo
                                                      --------------------------

                                           Title: Director
                                                 -------------------------------

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